Exhibit 10.1

Execution Version

FIRST AMENDMENT TO

CONTRIBUTION AGREEMENT

THIS FIRST AMENDMENT TO CONTRIBUTION AGREEMENT (this “Amendment”) is hereby made and entered into and effective as of the 31st day of May, 2018 (“Effective Date”), by and among Alliance Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), Alliance Resource Management GP, LLC, a Delaware limited liability company (“ARLP Managing GP”), Alliance Resource GP, LLC, a Delaware limited liability company (“ARLP Special GP” and together with ARLP Managing GP, the “General Partners”), ARM GP Holdings, Inc., a Delaware corporation (“ARMH, Inc.”), MGP II, LLC, a Delaware limited liability company (“MGP II”), and Alliance Holdings GP, L.P., a Delaware limited partnership (“AHGP”). Each of the Partnership, ARLP Managing GP, ARLP Special GP, ARMH, Inc., MGP II and AHGP is referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Contribution Agreement dated July 28, 2017 by and among the Parties (the “Original Agreement”); and

WHEREAS, the Parties intended for the aggregate number of Exchange Units issued to ARLP Special GP pursuant to the Original Agreement to bear the same ratio to the annualized cash distributions received for the second quarter of 2017 in respect of its 0.01% general partner interest in ARLP and its 0.01% general partner interest in Alliance Resource Operating Partners, L.P., a Delaware limited partnership (“AROP”), that ARLP Special GP contributed to ARLP, as the aggregate number of Exchange Units issued to ARLP Managing GP in the Original Agreement bore to the annualized cash distributions for the second quarter of 2017 received by ARLP Managing GP in respect of its incentive distribution rights and 0.99% general partner interest in ARLP; and

WHEREAS, ARLP Special GP was issued 3,591 Exchange Units pursuant to Section 2.4 of the Original Agreement and 3,590 Exchange Units pursuant Section 2.5 of the Original Agreement, in each case for the consideration provided therein; and

WHEREAS, the calculation of the number of Exchange Units issued to ARLP Special GP pursuant to Section 2.4 and Section 2.5 of the Original Agreement was incorrectly calculated based on the quarterly distribution received by ARLP Special GP instead of such distribution amount annualized and therefore the number of Exchange Units issued to ARLP Special GP was insufficient; and

WHEREAS, the Parties desire to amend the Original Agreement pursuant to the terms and conditions of this Amendment in order to correct the error included in the Original Agreement regarding the number of Exchange Units issued to ARLP Special GP and make ARLP Special GP whole for the corresponding shortfall in cash distributions received by ARLP Special GP with respect to quarterly distributions paid on ARLP common units since the date of the Original Agreement.

NOW, THEREFORE, the Parties hereby agree as follows:

AGREEMENT

1.             Amendment. The Original Agreement is hereby amended by adding new Section 2.10 which shall read as follows:

a.              “Section 2.10 Subsequent Make-Whole Issuance and Distribution. In order to effect the intent that the contribution by ARLP Special GP in Section 2.4 and Section 2.5 be on a proportionate economic basis to the contribution by ARLP Managing GP in Section 2.2 and Section 2.3, upon finding that the number of Exchange Units initially issued to ARLP Special GP thereby was insufficient to result in such contribution being on a proportionate economic basis to the contribution by ARLP Managing GP, the Partnership shall issue to ARLP Special GP 20,960 Exchange Units and make a special payment of cash to ARLP Special GP in an amount equal to the cash distributions ARLP Special GP would have received from the Partnership if such additional Exchange Units had been outstanding on the date of the Original Agreement.”

2.             Issuance of Units.  In order to give effect to Section 1 hereof, effective as of the date of this Amendment, the Partnership shall issue 20,960 Exchange Units (the “New Units”) to ARLP Special GP.

3.             Cash Payment.   In order to give effect to Section 1 hereof, on the date of this Amendment, the Partnership shall make a cash payment to ARLP Special GP in an amount equal to $42,548.80, which represents the per Exchange Unit distribution of $2.03 that ARLP Special GP would have received pursuant to the distributions paid to the holders of common units representing limited partner interests in the Partnership since the date of the Original Agreement and prior to the date hereof if the New Units had been issued to ARLP Special GP on the date of the Original Agreement.

4.             Ratification of the Amendment. Except as expressly modified and amended herein, all of the terms and conditions of the Original Agreement shall remain in full force and effect.

5.             Governing Law. The laws of the State of Delaware shall govern the construction, interpretation and effect of this Amendment without giving effect to any conflicts of law principles.

6.             Severability. In the event that any provision of this Amendment shall finally be determined to be unlawful, such provision shall, so long as the economic and legal substance of the transactions contemplated hereby is not affected in any materially adverse manner as to any of the parties to this Amendment, be deemed severed from this Amendment and every other provision of this Amendment shall remain in full force and effect.

[Signature Page Follows.]

IN WITNESS WHEREOF, this Amendment has been executed on behalf of each of the parties hereto effective as of the day and year first above written.

ALLIANCE RESOURCE PARTNERS, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

	By:	/s/ R. Eberley Davis
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

ALLIANCE RESOURCE MANAGEMENT GP, LLC

	By:	/s/ R. Eberley Davis
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

ALLIANCE RESOURCE GP, LLC

	By:	/s/ R. Eberley Davis
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

ARM GP HOLDINGS, INC.

	By:	/s/ R. Eberley Davis
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

MGP II, LLC

	By:	/s/ R. Eberley Davis
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

ALLIANCE HOLDINGS GP, L.P.

By:	Alliance GP, LLC,
its general partner

	By:	/s/ R. Eberley Davis
Name: R. Eberley Davis
Title: Senior Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

FIRST AMENDMENT TO CONTRIBUTION AGREEMENT